CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 4 to Registration Statement No. 888-21666 of Hatteras Master Fund, L.P. (the "Fund") on Form N-2 of our report dated May 26, 2006, appearing in the Annual Report of the Fund for the year ended March 31, 2006, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September  20, 2006